EXHIBIT 10.2

ADVISORY CONSULTING AGREEMENT

This Advisory Board Consulting Agreement (the “Agreement”) is made and effective as of December 14, 2018 (the “Effective Date”), by and between CURE Pharmaceutical Holding Corp., a Nevada corporation (the “Company”) and Michael J. Willner, an individual (the “Consultant” and together with the Company, the “Parties”).

WHEREAS:

A.	The Consultant entity has the professional expertise and experience to assist the Company,

B.	The Consultant is offering its services as a consultant to the Company; and

C.	The Company desires to retain the Consultant as an independent consultant and to memorialize the Consultant’s work for the Company by entering into this written Agreement.

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

1. DUTIES. (a) The Company hereby engages the Consultant and the Consultant hereby accepts engagement as a business and strategy consultant. It is understood and agreed, and it is the express intention of the parties to this Agreement, that the Consultant is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. Consultant shall perform all duties and obligations as described in this Section and agrees to be available at such times as may be scheduled with the Company. It is understood, however, that the Consultant will maintain Consultant’s own business in addition to providing services to the Company. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy and businesslike manner. In such capacity, Consultant will utilize only materials, reports, financial information or other documentation that is approved in writing in advance by the Company.

(b) Description of Consulting Services. The Consultant agrees, to the extent reasonably required in the conduct of its business with the Company, to place at the disposal of the Company its judgment and experience and to provide strategic marketing and development services to the Company including, but not limited the following:

i)	Conducting due diligence review of business opportunities presented by Company;
ii)	Presenting bona-fide new business opportunities that align with Company’s overall strategy;
iii)	Presenting IP in- and out-licensing opportunities that align with Company’s overall strategy;
iv)	Cultivating relationships with appropriate strategic partners;
v)	Engaging prospective new investors;
vi)	Assisting in marketing the Company to potential biotech institutional investors;
vii)	Assisting in building a public company board of directors; and
viii)	Supporting and advancing awareness within the Company’s industry of the Company’s capabilities.

2. COMPENSATION. Commencing on the Effective Date, the Consultant will be retained on a non-exclusive basis, as an advisor and consultant to the Company to perform the Consulting Services for a term of two (2) years from the Effective Date (the “Term”). For such Consulting Services, the Company shall issue to Consultant 300,000 restricted shares of the Company’s common stock (the “Shares”) of which 50,000 Shares shall vest 30 days from the Effective Date and the remaining 250,000 Shares shall vest over 24 months. From time to time the company may, in its sole discretion, issue additional shares or make cash payments as a bonus for bringing in strategic business groups and exceptional performance.

1

3. EXPENSES. The Company agrees to reimburse the Consultant from time to time, for reasonable out-of-pocket expenses incurred by Consultant in connection with its activities under this Agreement.

4. CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Consultant obtains during the Term, from the Company or the Company’s employees, agents or Consultants shall be for all purposes regarded and treated as strictly confidential for so long as such information remains proprietary and confidential and shall be held in trust by the Consultant solely for the Company’s benefit and use and shall not be directly or indirectly disclosed by the Consultant to any person without the prior written consent of the Company, which consent may be withhold by the Company in its sole discretion.

5. INDEPENDENT CONTRACTOR STATUS. Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity that as herein provided.

6. REPRESENATIONS AND WARRANTS. For purposes of this Agreement and the Shares, the Consultant represents and warrants as follows:

(a) The Consultant (i) has adequate means of providing for the Consultant’s current needs and possible personal contingencies, (ii) is not acquiring the Shares for investment and not with a view to their distribution and has no need for current liquidity, (iii) is able to bear the substantial economic risks of an investment in the Shares for an indefinite period, (iv) at the present time, can afford a complete loss of value of the Shares, and (v) is an “accredited investor” as defined in the Securities Act of 1933, as amended.

(b) The Consultant, by reason of any business or financial experience or the business or financial experience of any professional advisors who are unaffiliated with and who are compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect the Consultant’s interests in connection with investment in the Company.

(c) The Consultant acknowledges that the Shares he receives under this Agreement will not be registered under any registration statement with the Securities and Exchange Commission (SEC) and no exemption is currently available.

(d) The Consultant and its officers, directors and agents have answered all inquiries that the Consultant has made of them concerning the Company or any other matters relating to the formation, operation and proposed operation of the Company and the offering and sale of the Shares.

(e) In rendering the Consulting Services hereunder and in connection with the Shares, the Consultant agrees to comply with all applicable federal and state securities laws, the rules and regulations thereunder, the rules and regulations of any exchange or quotation service on which the Company’s securities are listed.

7. TERMINATION. This Agreement will terminate upon expiration of the Term, unless extended in writing by the Parties or terminated in accordance with this Section 7. Either Party may terminate this Agreement for breach by the other Party of a material provision by providing the other Party with a written notice that describes the breach. The termination will become effective thirty (30) days after receipt of the notice unless the breach is cured to the reasonable satisfaction of the other Party within such thirty (30) day period. Notwithstanding the foregoing, if at the time of termination by Company, the total number of Consultant’s vested Shares is less than 150,000 Shares, Company agrees that upon such termination, the number of Shares required to total 150,000 Shares shall vest immediately.

2

8. NO THIRD-PARTY RIGHTS. The parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the parties hereto, have any interest in any of the services or the Shares contemplated hereby.

9. ABSENCE OF WARRANTIES AND REPRESENTATIONS. Each party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either party contained herein shall survive its signing and delivery.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of California.

11. ATTORNEY’S FEES. In the event of any controversy, claim or dispute between the parties hereto, arising out of or in any manner relating to this Agreement, including an attempt to rescind or set aside, the prevailing party in any action brought to settle such controversy, claim or dispute shall be entitled to recover reasonable attorney’s fees and costs.

12. ARBITRATION. Any controversy between the parties regarding the construction or application of this Agreement, any claim arising out of this Agreement or its breach, shall be submitted to arbitration in the State of California before one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, upon the written request of one party after service of that request on the other party. The cost of arbitration shall be borne by the losing party. The arbitrator is also authorized to award attorney’s fees to the prevailing party.

13. VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the parties hereto by written amendment to preserve its validity.

14. NON-DISCLOSURE OF TERMS. The terms of this Agreement shall be kept confidential, and no party, representative, attorney or family member shall reveal its contents to any third party except as required by law or as necessary to comply with law or preexisting contractual commitments.

15. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and cannot be altered or amended except by an amendment duly executed by all parties hereto. This Agreement supersedes and replaces any and all previous agreements between the parties. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the parties.

3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

CONSULTANT	CURE PHARMACEUTICAL HOLDING CORP.

/s/ Michael J. Willner	/s/ Robert Davidson
Michael J. Willner	Robert Davidson
Chief Executive Officer

4